UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2016

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777

 (Address of principal executive offices)  (Zip Code)

304-363-4800

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2016, MVB Financial Corp (“MVB” or the “Company”) and its subsidiary, MVB Insurance, LLC (“MVB Insurance”), entered into an Asset Purchase Agreement (the “Agreement”) with USI Insurance Services (“USI”), pursuant to which, upon the terms and subject to the conditions set forth therein, USI purchased substantially all of the assets and assumed certain liabilities of MVB Insurance (the “Transaction”). The sale was effective at 11:59 p.m. on the date of the Agreement. MVB Insurance will retain the assets related to, and continue to operate, its title insurance business.

The purchase price of the Transaction was $8.382 million and is subject to working capital and other customary adjustments. Proceeds of approximately $7.05 million were received at closing.  The Agreement also provides that USI will make an “earn-out payment” to MVB Insurance equal to the sum of (i) 0.363 multiplied by the average of the aggregate Net Commissions and Fees (as defined in the Agreement) for the two annual periods beginning on July 1, 2017 and ending on June 30, 2019 (the “Measurement Period”), plus (ii) $400,000 (the “Earn-Out Payment”). USI will pay one-half of the Earn-Out Payment within 45 days of the end of the Measurement Period and will pay the remaining one-half of the Earn-Out Payment within 45 days of the one year anniversary of the end of the Measurement Period.

The parties have made customary representations, warranties and covenants in the Agreement. The representations, warranties and covenants set forth in the Agreement, which have been made only for the purposes of such Agreement and solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Agreement also includes mutual indemnification provisions, subject to certain standard exceptions and limitations.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company will file with the Securities and Exchange Commission as an exhibit to the applicable periodic report.

Item 8.01	Other Events.

Press Release

On July 1, 2016, the Company issued a press release announcing that MVB Insurance, MVB and the USI have entered into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated July 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016	MVB Financial Corp.

	By:	/s/ Larry F. Mazza
Larry F. Mazza President & CEO